UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 17, 2005

Xenonics Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-50775	84-1433854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2236 Rutherford Road, Ste 123, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 438-4004

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

See the discussion under Item 3.02, below, which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Sale of Shares

On January 17, 2005, Xenonics Holdings, Inc. ("Xenonics") and certain of its stockholders entered into a Selling Stockholder and Securities Purchase Agreement with institutional investors (collectively, the "Investors"), pursuant to which Xenonics and its stockholders collectively agreed to sell an aggregate total of 820,800 shares of Xenonics common stock (the "Shares") to the Investors. The Shares will be sold at a price of $5.00 per share, and the aggregate purchase price of the Shares sold in the private placement will be $4,104,000. Of the 820,800 shares to be sold in the private placement, 500,000 will be sold by Xenonics, and the balance, 320,800 shares, will be sold by stockholders of Xenonics. As a result, Xenonics will receive $2,500,000 of the gross offering proceeds and the selling stockholders will receive $1,604,000 of the aggregate offering proceeds. Under the purchase agreement, the closing of the private placement is required to be completed by January 28, 2005.

Registration Rights

In connection with the sale and issuance of the Shares, Xenonics and the Investors also entered into a Registration Rights Agreement, dated January 17, 2005, pursuant to which Xenonics agreed to prepare and file, no later than the 45th day immediately following the closing date, a registration statement with the Securities and Exchange Commission (the "SEC") covering the resale of the Shares. Xenonics is required to have that registration statement declared effective by the SEC as soon as possible, but no later than the earlier of the 120th day following the closing date or the fifth trading day following the date on which Xenonics is notified by the SEC that the registration statement will not be reviewed or is no longer subject to further review and comments. If the registration statement is not filed by the 45th day immediately following the closing date or is not the declared effective within 120 days of the closing date, Xenonics shall be subject to the payment of specified liquidated damages to the Investors as set forth in the Registration Rights Agreement. Xenonics may also be required, under certain circumstances, to pay the Investors specified liquidated damages if it is unable to maintain the effectiveness of the registration statement.

Placement Agent’s Fees

Xenonics has agreed to pay its two placement agents fees in an aggregate amount of $360,400 in cash and to issue to them warrants to purchase a total of 50,000 shares of common stock.

Exemption from Registration

The sale of Shares to the Investors was not registered under the Securities Act of 1933, as amended (the "Act"). The Shares were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, all of the Investors were accredited institutional buyers, the Investors had access to information about the company, the Investors are purchasing the Shares for investment and not resale, and Xenonics is taking appropriate measures to restrict the transfer of the Shares.

Copies of the Agreements

Copies of the definitive agreements relating to the sale and issuance of the Shares are filed herewith as Exhibits 10.1 and 10.2. The summary of terms set forth above is qualified by reference to such exhibits.

Press Release

On January 18, 2005, Xenonics issued a press release announcing the execution of the share purchase agreement. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.
There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenonics Holdings, Inc.

January 18, 2005	By:	/s/ Alan P. Magerman

Name: Alan P. Magerman
Title: Chief Executive Officer

Xenonics Holdings, Inc.

January 18, 2005	By:	/s/ Donna G. Lee

Name: Donna G. Lee
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Selling Stockholder and Securities Purchase Agreement, dated as of January 17, 2005, entered into by and among Xenonics Holdings, Inc., the Selling Stockholders and the Investors named therein.
10.2	Form of Registration Rights Agreement, dated as of January 17, 2005, by and among Xenonics Holdings, Inc., entered into the Selling Stockholders and the Investors named therein.
99.1	Press Release issued by Xenonics Holdings, Inc. on January 18, 2005.